April 19, 2018

Holly Energy Partners Increases Quarterly Distribution; 54th Consecutive Quarterly
Distribution Increase

Increases quarterly distribution to $0.6550 per unit from $0.6500 per unit

DALLAS--(BUSINESS WIRE)-- The Board of Directors of Holly Energy Partners, L.P. (NYSE:HEP) has declared a cash distribution of $0.6550 per unit for the first quarter of 2018, a 5.6% increase compared to the $0.6200 per unit distribution declared for the first quarter of 2017. Today’s distribution is reflective of the company’s strong and stable cash generation. Holly Energy has increased its distribution to unitholders every quarter since becoming a publicly-traded partnership in July 2004, with today’s distribution marking the 54th consecutive quarterly distribution increase. The distribution will be paid on May 10, 2018 to unitholders of record on April 30, 2018.

Holly Energy plans to announce results for its first quarter of 2018 on May 1, 2018 before the opening of trading on the NYSE. Holly Energy has scheduled a webcast at 4 p.m. Eastern time that day to discuss financial results.

The webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1188769&tp_key=88f117643e

About Holly Energy Partners, L.P.:

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries. Holly Energy, through its subsidiaries and joint ventures, owns and/or operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Arizona, Washington, Idaho, Oklahoma, Utah, Nevada, Wyoming and Kansas as well as refinery processing units in Kansas and Utah.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Please note that one hundred percent (100.0%) of Holly Energy Partner's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, Holly Energy Partner's distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Forward-looking Statement:

The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminals;

•	the economic viability of HollyFrontier Corporation, Delek US Holdings, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to purchase and integrate future acquired operations;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operations and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Holly Energy Partners, L.P.
Craig Biery, 214-954-6511
Director, Investor Relations
or
Jared Harding, 214-954-6511
Investor Relations